CLINIGENCE HOLDINGS, INC. GOES PUBLIC VIA A REVERSE MERGER WITH IGAMBIT, INC.

ATLANTA, GA − (BUSINESSWIRE) – October 31, 2019 – Clinigence Holdings, Inc. (“Clinigence” or the “Company”) announced today that it has become a publicly-traded company via a reverse merger with iGambit, Inc. (“iGambit”) (OTC: IGMB), a fully reporting public company. The combined company will be called Clinigence Holdings, Inc. and will trade on the OTC Markets under the symbol CLNH.

Clinigence is a pioneer in clinical quality reporting and population health analytics, and iGambit wholly owns HealthDatix, a healthcare technology company with a platform for optimizing annual wellness visits/health risk assessments (“AWV/HRA”) and chronic care management (“CCM”) as well as the BioDatix wearable device for remote patient monitoring.

The newly combined organization will be a leading publicly-traded healthcare information technology company which will be well positioned for the ongoing transition of U.S. healthcare from fee-for-service payments to value-based reimbursements. Our industry-leading cloud-based platforms allow our clients to leverage data from multiple sources to operate efficiently and to deliver the best possible outcomes for their patients.

The transaction was approved by the Board of Directors of both companies. Pursuant to the merger agreement, iGambit has issued newly-issued shares of common stock, on a fully-diluted pro rata basis, to the equity holders of Clinigence in exchange for 100% of the outstanding equity securities of Clinigence by means of a reverse triangular merger in which a wholly owned subsidiary of iGambit merged with and into Clinigence, with Clinigence continuing as the surviving corporation under the name Clinigence Health Inc. (the “Merger”). The former Clinigence equity holders own 85% of iGambit’s issued and outstanding common stock and the former iGambit equity holders own 15% of iGambit’s issued and outstanding common stock, in each case on a fully-diluted, as converted basis as of immediately prior to the Merger (including options, warrants and other rights to acquire equity securities of iGambit).

Jacob “Kobi” Margolin will continue as Chief Executive Officer of the combined company. Warren Hosseinion, M.D., will continue as Chairman of the Board of the combined company. Elisa Luqman, J.D., MBA, will continue as Chief Financial Officer of the combined company, and Lawrence Schimmel, M.D., will continue as Chief Medical Officer. The Board of Directors will consist of nine directors: seven directors (including five independent directors) are former Clinigence directors and two directors (including one independent director) are existing iGambit directors. The former Clinigence directors are Jacob “Kobi” Margolin, Lawrence Schimmel, M.D., Mark Fawcett, MBA, Mitch Creem, David Meiri, Ph.D., Martin Breslin and Warren Hosseinion, M.D. The existing iGambit directors are John Waters and Elisa Luqman, J.D., MBA.

“We are very pleased to announce the completion of our merger with iGambit to create one of the leading healthcare information technology companies in the nation,” stated Jacob “Kobi” Margolin, Chief Executive Officer of Clinigence. “The merger will create a platform with a comprehensive suite of solutions for health plans, independent physician associations/medical groups, management services organizations, accountable care organizations, hospitals and individual physicians. We see tremendous growth opportunities ahead.”

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“Becoming a public company is a key element of our growth strategy, and the completion of this merger is a significant accomplishment for Clinigence. A public listing will provide us with access to capital from the public markets, enable us to broaden our investor base, enhance our recruitment of additional key team members, and allow us to use our public equity to execute future acquisitions,” stated Warren Hosseinion, M.D., Chairman of Clinigence. “Our primary goal after the merger will be to seek to list our common stock on the Nasdaq Capital Market.”

“We would like to thank our existing iGambit shareholders and welcome our new shareholders,” stated Elisa Luqman, Chief Financial Officer of Clinigence. “This merger is an important milestone as we continue to build shareholder value.”

Reverse Stock Split

iGambit has effected a 500-to-1 reverse stock split of its common stock. Beginning with the opening of trading on November 1, 2019, Clinigence’s common stock will trade on a split-adjusted basis. The reverse stock split affected all issued and outstanding shares of iGambit’s common stock, as well as common stock underlying stock options, warrants, other common stock-based equity grants and any other of iGambit’s securities convertible into or exchangeable for shares of iGambit’s common stock, outstanding immediately prior to the effectiveness of the reverse stock split.

Trading Symbol

The Company’s new trading symbol will be “CLNH”, although it is expected that the letter “D” will be appended to the Company’s current ticker IGMB for approximately 20 trading days following the effective date to indicate the completion of the reverse stock split. In addition, the common stock will trade under a new CUSIP number: 18727D105.

Advisors

Shartsis Friese LLP acted as legal advisor to Clinigence. Dickinson Wright served as iGambit’s legal counsel.

A copy of the merger agreement in its entirety and the Form 8-K report may be accessed at www.sec.gov.

About HealthDatix

Healthy, Longer Lives, that’s our mission. Within the population of any group or organization there are people who are healthy and those that are at risk. Our mission is to aggregate their data and deliver accurate reporting necessary to make vital decisions on a course of treatment or education for those at risk. We empower you with the data needed to negotiate future health costs. We’re helping to shape the future of our nation’s health care system, with robust leveraging of technology that delivers value-based healthcare and payment without extra staff or additional efforts on the part of the caregiver. Our proprietary data analytics management uncovers new opportunities for health wellness visits and 24/7/365 monitoring of people with chronic conditions. For more information, please visit www.healthdatix.com.

About Clinigence Holdings, Inc.

Clinigence Holdings is a leading healthcare information technology company providing an advanced, cloud-based platform that enables healthcare organizations to provide value-based care and population health management. The Clinigence platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations.

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About iGambit, Inc.

iGambit (OTC: IGMB) is a fully reporting publicly-held company that wholly-owns HealthDatix. For more information, please visit www.igambit.com. Information on our web-site does not comprise a part of this press release.

Safe Harbor:

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intends," “primary goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to, economic conditions, dependence on management, dilution to shareholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest related to party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, the inability of the Company to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the Merger, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Clinigence Holdings, Inc.

Jacob “Kobi” Margolin

Chief Executive Officer

Via email at kobi.margolin@clinigencehealth.com

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